Exhibit 99.1

February 20, 2020

Dear River Financial Corporation Shareholder,

I’m pleased to announce the Board of Directors has declared a dividend payment of 36 cents per share to shareholders of record as of February 21, 2020. This payment represents a 9% increase over the dividend payment payable in 2019. Depending on how your shareholder account is setup, you can expect either a direct deposit or a physical check to be mailed from our stock transfer agent, Computershare, Inc., on February 28, 2020.

If you’d like to review in detail the bank’s most recent financial statements, please visit the SEC website:  www.sec.gov/edgar/searchedgar/companysearch.html , and use “River Financial Corp” as the Company Name.   If you need any help locating this information, please reach out to Karen Smith at (334) 290-2637 or InvestorRelations@river.bank .

We look forward to seeing you at the annual shareholder meeting scheduled for Monday, May 18, 2020 at the Legends Conference Center in Prattville, Alabama beginning at 5:30pm.  Proxy materials will be sent as it gets closer to the meeting.

Thank you for your investment in River Financial Corporation!

Sincerely,

Jimmy Stubbs
Chief Executive Officer

JMS/bh